Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R and Class Y Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y Statement of Additional Information and to the incorporation by reference of our report, dated December 10, 2004, on the financial statements and financial highlights of Pioneer Europe Fund included in the Annual Report to the Shareowners for the year ended October 31, 2004 as filed with the Securities and Exchange Commission on December 28, 2004, included in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A No. 33-36265) of Pioneer Europe Fund.


                                                          /s/ ERNST & YOUNG LLP

                                                              Ernst & Young LLP
Boston, Massachusetts
February 18, 2005